UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2023

 ____________________________________________________________________
CHORD ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

____________________________________________________________________

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
Notice of Dismissal of Whiting Petroleum, Inc. Litigation and Agreement Upon Attorneys’ Fees. On March 7, 2022, Whiting Petroleum Corporation (“Whiting”) and Oasis Petroleum Inc. (“Oasis”) entered into an Agreement and Plan of Merger contemplating the merger of Whiting and Oasis in a merger of equals transaction. On May 24, 2022, Whiting filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement to solicit the votes of its stockholders to approve the proposed merger (the “Proxy Statement”) at a special stockholder meeting to be held on June 28, 2022.
On May 31, 2022, Barbara Siegfried (“Plaintiff”) filed a Verified Class Action Complaint (the “Complaint”) in the Delaware Court of Chancery (the “Court”) under the caption Siegfried v. McCarthy, et al., 2022-0470-KSJM (the “Action”) on behalf of a putative class of stockholders of Whiting challenging disclosures made in connection with the then-proposed merger of Whiting and Oasis (the “Transaction”), and alleging that the members of Whiting’s Board of Directors (the “Defendants”) breached their fiduciary duties to Whiting’s stockholders in connection with disclosures made in the Proxy Statement. The Action sought, among other things, a preliminary injunction against the Transaction. Also on May 31, 2022, Plaintiff filed a motion for expedited proceedings and a motion for a preliminary injunction.
Defendants have denied that they committed any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the Action, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties.
On June 14, 2022, without admitting that the allegations in the Complaint had any merit, Whiting issued a Form 8-K containing supplemental disclosures that mooted certain of the allegations in the Action (the “Supplemental Disclosures”). On June 23, 2022, the Court denied the motion for a preliminary injunction. On August 4, 2022, the Court entered an order dismissing the Action as moot and retaining jurisdiction solely for adjudicating the anticipated application of Plaintiff’s counsel for an award of attorneys’ fees and expenses.
As a result of the Transaction, which closed on July 1, 2022, Whiting is now a wholly-owned subsidiary of Chord Energy Corporation (“Chord,” f/k/a Oasis Petroleum Inc.). Following negotiations, Chord, on behalf of Defendants, while denying any and all liability and maintaining that the Proxy Statement already contained all material information required for stockholders to cast an informed vote regarding the Transaction prior to the Supplemental Disclosures, agreed to pay $75,000 to Plaintiff’s counsel for attorneys’ fees and expenses in full satisfaction of the claim for attorneys’ fees and expenses in the Action.
On May 12, 2023, the Court entered an order closing the Action, subject to Chord filing an affidavit with the Court confirming that this notice has been issued. In entering the order, the Court was not asked to review, and did not pass judgment on, the payment of the attorneys’ fees and expenses or their reasonableness.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHORD ENERGY CORPORATION (Registrant)

Date: May 26, 2023	By:	/s/ Michael H. Lou
Michael H. Lou
Executive Vice President and Chief Financial Officer

2